UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2007

MacDermid, Incorporated
(Exact name of registrant as specified in charter)

Connecticut	06-0435750
(State of incorporation)	(I.R.S. Employer Identification No.)

1401 Blake Street, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 479-3062

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01 Regulated FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 99.1 Credit Suisse Investment Presentation dated February 21, 2007 of MacDermid, Incorporated

Item 7.01 Regulated FD Disclosure.

On February 21, 2007, MacDermid, Incorporated (the “Company”), gave an investment presentation to Credit Suisse in New York, New York related financing of the previous announced management led buyout of the Company. The Company may also be giving this investment presentation from time to time, after the Credit Suisse presentation to other investors, investment analysts and other members of the financial and investment community. A copy of this investment presentation is also attached to this Report as Exhibit 99.1 and incorporated herein by this reference.

The investment presentation attached to this Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information that is based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to future prospects, developments and business strategies. The statements contained in this Report that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.  We caution investors not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made.  We undertake no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.

Pursuant to instruction B.6 of Form 8-K, the information contained in this Report shall not be deemed to be “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Credit Suisse Investment Presentation dated February 21, 2007 of MacDermid, Incorporated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MacDermid, Incorporated

By:	/s/ Gregory M. Bolingbroke

Gregory M. Bolingbroke
Senior Vice President, Finance

Date:  February 21, 2007